EXHIBIT 16

                         "LETTER OF FORMER ACCOUNTANTS"


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     [LETTERHEAD OF FELDMAN RADIN & CO., P.C. CERTIFIED PUBLIC ACCOUNTANTS]


                                             July 31, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have read the statements made by Proformix Systems, Inc. (formerly Whitestone Industries, Inc.), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4 of Form 8-K under the Securities Exchange Act of 1934, as amended, as part of the Company's Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.

                                               Very truly yours,

                                               /s/ Feldman Radin & Co., P.C.
                                               -------------------------------
                                               Feldman Radin & Co., P.C.